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                                                                Exhibit 1.1


                                   4,250,000 Shares


                                  AMERIN CORPORATION


                        COMMON STOCK, PAR VALUE $.01 PER SHARE






                                UNDERWRITING AGREEMENT







February __, 1997

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                                            February __, 1997



Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
Donaldson, Lufkin & Jenrette
  Securities Corporation
J.P. Morgan Securities Inc.
c/o Morgan Stanley & Co.
  Incorporated
1585 Broadway
New York, New York  10036

Morgan Stanley & Co. International Limited
Credit Suisse First Boston (Europe) Limited
Donaldson, Lufkin & Jenrette
  Securities Corporation
J.P. Morgan Securities Ltd.
c/o Morgan Stanley & Co. International Limited
25 Cabot Street
Canary Wharf
London E14 4QA
England

Dear Sirs and Mesdames:

    Certain shareholders (the "Selling Shareholders") of AMERIN CORPORATION, a Delaware corporation (the "Company"), as named in Schedule I hereto, severally propose to sell to the several Underwriters (as defined below) an aggregate of 4,250,000 shares (the "Firm Shares") of the Company's Common Stock, par value $.01 per share (the "Voting Common Stock") (it being understood that a portion of the Firm Shares to be sold by the Selling Shareholders may be Voting Common Stock which will be issued upon conversion of outstanding Nonvoting Common Stock, par value $.01 per share (the "Nonvoting Common Stock," and together with the Voting Common Stock, the "Common Stock"), prior to or concurrently with its delivery to the Underwriters), with each Selling Shareholder selling the number of shares set forth opposite such Selling Shareholder's name in Schedule I hereto under the heading "Number of Firm Shares To Be Sold." It is understood that, subject to the conditions hereinafter stated, 3,400,000 Firm Shares (the "U.S. Firm Shares") will be sold to the several U.S. Underwriters named in
Schedule II hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm Shares in the United States and

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Canada to United States and Canadian Persons (as such terms are defined in the
Agreement Between U.S. and International Underwriters of even date herewith), and 850,000 Firm Shares (the "International Shares") will be sold to the several International Underwriters named in Schedule III hereto (the "International Underwriters") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated, Credit Suisse First Boston Corporation, Donaldson, Lufkin & Jenrette Securities Corporation and J.P. Morgan Securities Inc. shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, Credit Suisse First Boston (Europe) Limited, Donaldson, Lufkin & Jenrette Securities Corporation and J.P. Morgan Securities Ltd. shall act as representatives (the "International Representatives") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the Underwriters.

     The Selling Shareholders also severally propose to sell to the several U.S. Underwriters not more than an aggregate of 637,500 additional shares of the Company's Voting Common Stock (the "Additional Shares") (it being understood that a portion of the Additional Shares may be Voting Common Stock which will be issued upon conversion of outstanding Nonvoting Common Stock owned by such Selling Shareholders prior to or concurrently with its delivery to the U.S. Underwriters), with each Selling Shareholder proposing to sell the number of Additional Shares set forth opposite such Selling Shareholder's name in Schedule I hereto under the heading "Number of Additional Shares To Be Sold," if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of Common Stock granted to the U.S. Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares."

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-19757) relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to U.S. and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement"; the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "Prospectus" (including, in the case of all references to the Registration Statement or the Prospectus, unless the context requires otherwise, documents incorporated by reference therein). The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are deemed to be incorporated by reference in the Prospectus. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

     1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to and agrees with each of the Underwriters that:

         (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or to the Company's knowledge threatened by the Commission.

         (b) (i)Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, and
    (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1.(b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

         (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to

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    be so qualified or be in good standing would not, individually or in the aggregate have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (d) Each of Amerin Guaranty Corporation ("Amerin Guaranty") and Amerin Re Corporation ("Amerin Re") (each a "Subsidiary" and collectively the "Subsidiaries") has been duly incorporated, is validly existing as an insurance corporation in good standing under the laws of the State of Illinois, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified or otherwise authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification or authorization, except to the extent that the failure to be so qualified or authorized or be in good standing would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (e) This Agreement has been duly authorized, executed and delivered by the Company.

         (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

         (g) The issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable.

         (h) All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

         (i) The shares of Voting Common Stock issuable upon conversion of the outstanding shares of Nonvoting Common Stock have been duly authorized and reserved for issuance upon such conversion and, when issued and delivered upon such conversion in accordance with the Company's Amended and Restated Certificate of Incorporation, will be validly issued, fully paid and non-assessable, and the issuance of such shares of Voting Common Stock will not be subject to any preemptive or similar rights.

         (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene
    (i) any provision of applicable law, rule or regulation or (ii) the certificate of incorporation or by-laws of the Company or any Subsidiary or
    (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries, except for such contraventions which, individually or in the aggregate, would not have a material

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    adverse effect on the Company and its subsidiaries, taken as a whole, or
    (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, and all consents, approvals, authorizations, registrations, filings or qualifications of or with, any court or governmental body or agency required for the execution and delivery by the Company of, the performance by the Company of its obligations under, this Agreement have been obtained and are in full force and effect, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

         (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of the Prospectus).

         (l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting (i) the statutory capital or surplus of Amerin Guaranty or (ii) the statutory capital or surplus of Amerin Re, in each case from that set forth in its September 30, 1996 statutory quarterly financial statements filed with applicable insurance regulatory authorities (the "Statutory Financial Statements").

         (m) There are no legal or governmental proceedings pending or to the Company's knowledge threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated by reference as required.

         (n) Each preliminary prospectus filed as part of the registration statement on Form S-3 (No. 333-19757) relating to the Shares as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 or Rule 462 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

         (o) Neither the Company nor any of the Subsidiaries is an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

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         (p)  The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not be reasonably expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (q) Except for the Amended and Restated Shareholders Agreement among the Company, Gerald L. Friedman, Stuart M. Brafman and each Investor set forth on the signature pages thereof dated as of November 1, 1995 (the "Stockholders Agreement"), there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

         (r) The Company and each of the Subsidiaries has all necessary consents, licenses, authorizations, approvals, orders, certificates and permits (collectively, "Authorizations") of and from, and has made all declarations, registrations and filings (collectively, "Filings") with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to rent, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus except to the extent that the failure to obtain any such Authorizations or to make any such Filing has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (s) None of the Company or any Subsidiaries is (i) in violation of its certificate or articles of incorporation or by-laws, or (ii) in violation of any law, rule or regulation applicable to the Company or any Subsidiary or any of its or their properties, the violation of which has, or would be reasonably expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole, or (iii) in violation of any judgment, injunction, order or decree of any court, governmental agency or body or arbitrator having jurisdiction over the Company or any Subsidiary, the violation of which has, or would be reasonably expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole, or
    (iv) in default in the
    performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of its or their properties is or may be bound, the default in the performance of which has, or would have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole, or (v) in violation of or in default under any Authorization or Filing which violation or default has, or would be reasonably expected to have, individually or in the aggregate, a material adverse effect, as a whole.

         (t) None of the Company's outstanding securities are rated by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, and Amerin Re has not received any rating (or preliminary rating) from Moody's Investors Service or Standard and Poor's Rating Service.

    2. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS. Each of the Selling Shareholders, severally and not jointly with the other Selling Shareholders, represents and warrants to and agrees with each of the Underwriters that:

         (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

         (b) Assuming the accuracy of the Company's representations in Section 1.(a) and 1.(b), the execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and the Irrevocable Power of Attorney and Custody Agreement (the "Power of Attorney and Custody Agreement") among such Selling Shareholder, ___________, as custodian (the "Custodian"), and certain individuals as attorneys-in-fact, relating to (i) the deposit of the Shares to be sold by such Selling Shareholder and appointing certain individuals as such Selling Shareholder's attorneys-in-fact to the extent set forth therein relating to the transactions contemplated hereby and by the Registration Statement will not contravene any provision of applicable law (except that no representation is made with respect to any state securities law or Blue Sky law or any foreign law), or the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or any material agreement or other material instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Power of Attorney and Custody Agreement of such Selling Shareholder, except such as may be

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    required by the securities or Blue Sky laws of the various states or foreign law in connection with the offer and sale of the Shares.

         (c) On the date hereof, such Selling Shareholder has valid title to the Shares to be sold by such Selling Shareholder, or to shares of Nonvoting Common Stock that are to be converted into such Shares; as of the Closing Date and the Option Closing Date, if any (each as hereinafter defined), such Selling Shareholder will have valid title to the Shares to be sold by such Selling Shareholder hereunder on such date (including any Shares issued upon conversion of Nonvoting Common Stock) and as of each such date has, or will have, the legal right and power, and, assuming the accuracy of the Company's representations in Section 1.(a) and 1.(b), all authorization and approval required by law, to enter into this Agreement or the Power of Attorney and Custody Agreement of such Selling Shareholder and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder.

         (d) The Power of Attorney and Custody Agreement signed by such Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder.

         (e) Delivery of, and payment for, the Shares to be sold by such Selling Shareholder pursuant to this Agreement will pass marketable title the Underwriters with respect to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

         (f) All information furnished by or on behalf of such Selling Shareholder for use in the Registration Statement and Prospectus is, and on the Closing Date (and the Option Closing Date, if any) will be, true, correct, and complete, and does not, and on the Closing Date (and the Option Closing Date, if any) will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.

    3. AGREEMENTS TO SELL AND PURCHASE. Each Selling Shareholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Shareholder at $____ a share (the "Purchase Price"), the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Selling Shareholder as the number of Firm Shares set forth in Schedule II or Schedule III hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

    On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Selling Shareholder agrees, severally and not jointly,

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to sell to the U.S. Underwriters the number of Additional Shares set forth opposite such Selling Shareholder's name in Schedule I hereto under the heading "Number of Additional Shares To Be Sold," and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to 637,500 Additional Shares at the Purchase Price. If the U.S. Representatives, on behalf of the U.S. Underwriters, elect to exercise such option, the U.S. Representatives shall so notify the Company and the Selling Shareholders in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the U.S. Underwriters and the date on which such shares are to be purchased which date shall be subject to the approval of the Company, such approval not to be unreasonably withheld. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares. The Additional Shares to be purchased by the U.S. Underwriters hereunder and the U.S. Firm Shares are hereinafter referred to as "U.S. Shares."

    The Company covenants and agrees that this Agreement constitutes the notice required on behalf of each Selling Shareholder by Article Fourth, Section A(4)(C) of the Amended and Restated Certificate of Incorporation of the Company, on behalf of such Selling Shareholder, to convert into Voting Common Stock, as of the Closing Date or the Option Closing Date, that number of shares of Nonvoting Common Stock equal to the lesser of (i) the number of shares of Nonvoting Common Stock held by such Selling Shareholder at such time and (ii) the number of Firm Shares or Additional Shares, as applicable, to be sold by such Selling Shareholder hereunder on such date, and that such conversion shall be effective on and as of the Closing Date or the Option Closing Date, as applicable, and that the Company will deliver such shares of Voting Common Stock to the Underwriters on and as of the Closing Date or the Option Closing Date, as the case may be.

    The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are now owned by the Company or are hereafter acquired) or (ii) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the issuance by the Company of any shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the U.S. Representatives have been advised in writing or (B) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company, including, without limitation, the Company's Stock Incentive Plan (as defined in the Prospectus).

    4. TERMS OF PUBLIC OFFERING. The Company and the Selling Shareholders are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company and the Selling Shareholders are further advised by you that the Shares are to be offered to the public initially at $____ a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of $___ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $____ a share, to any Underwriter or to certain other dealers.

    5. PAYMENT AND DELIVERY. Payment for the Firm Shares to be sold by each Selling Shareholder shall be made to such Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 A.M., New York City time, on February __, 1997, or at such other time on the same or such other date, not later than February __, 1997, as shall be designated in writing by you. The time and date of each such payment are hereinafter referred to as the "Closing Date."

    Payment for any Additional Shares to be sold by each Selling Shareholder shall be made to such Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several U.S. Underwriters at 10:00 A.M., New York City time, on the date specified in the notice described in Section 3 or at such other time on the same or on such other date, in any event not later than March __, 1997, as shall be designated in writing by the U.S. Representatives in accordance with Section 3 of this Agreement. The time and date of such payment are hereinafter referred to as the "Option Closing Date."

    Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid by the applicable Selling Shareholder, against payment of the Purchase Price therefor.

    6. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of the Selling Shareholders to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:30 p.m. (New York time) on the date hereof.

    The several obligations of the Underwriters are subject to the following further conditions:

         (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings therefor shall have been instituted or threatened by the Commission.

         (b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

              (i) no downgrading shall have occurred in any rating (or preliminary rating) of Amerin Guaranty by Moody's Investor Service or Standard & Poor's Rating Service and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, any such rating; and

              (ii) there shall not have occurred any change, or any development involving a prospective change, (A) in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of the Prospectus) or (B) in the statutory capital or surplus of Amerin Guaranty or the statutory capital or surplus of Amerin Re, in each case from that set forth in the Statutory Financial Statements, that, in any such case, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

    (c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clauses (a) and (b)(i) of this Section 6 and to the effect that: (x) the representations and warranties of the Company contained herein are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed hereunder on or before the Closing Date and (y) there has not occurred any material adverse change, or any development involving a prospective material adverse change, (A) in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus or (B) in the statutory capital or surplus of Amerin Guaranty or the statutory capital or surplus of Amerin Re, in each case from that set forth in the Statutory Financial Statements.

    The officer signing and delivering such certificate may rely upon his knowledge as to proceedings threatened.

         (d) The Underwriters shall have received on the Closing Date an opinion of Jones, Day, Reavis & Pogue, counsel for the Company, dated the Closing Date, to the effect that:

              (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

              (ii) the authorized capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus, and the Common Stock of the Company conforms in all material respects as to legal matters to the description thereof set forth under the caption "Description of Capital Stock" in the Prospectus;

              (iii) the outstanding shares of Common Stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable;

              (iv) the shares of Voting Common Stock issuable upon conversion of the outstanding shares of Nonvoting Common Stock have been duly authorized and reserved for issuance upon such conversion and, when issued and delivered upon such conversion in accordance with the Company's Amended and Restated Certificate of Incorporation, will be validly issued, fully paid and non-assessable, and the issuance of such shares of Voting Common Stock will not be subject to any statutory or contractual preemptive or similar rights;

              (v) this Agreement has been duly authorized, executed and delivered by the Company;

              (vi) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (A) any provision of applicable law, rule or regulation, or (B) the certificate of incorporation or by-laws of the Company, or (C) any agreement or other instrument binding upon the Company known to such counsel that is material to the Company and its subsidiaries, taken as a whole, except for such contraventions which, individually or in the aggregate, do not have a material adverse effect on the Company and its subsidiaries, taken as a whole or (D) any judgment, order or decree known to such counsel of any governmental body, agency or court having jurisdiction over the Company; and all consents, approvals, authorizations, registrations or filings or qualifications of or with, any court or governmental body or agency required for the execution and delivery by the Company of, the performance by the Company of its obligations under, and the consummation of the transactions contemplated by, this Agreement have been obtained and are in full force and effect, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

         (vii) the statements in the Prospectus under the captions "Description of Capital Stock" and "Certain U.S. Federal Income Tax Consequences," insofar as such statements constitute summaries of the legal matters or documents referred to therein, are accurate in all material respects;

         (viii) such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required;

         (ix) neither the Company nor any Subsidiary is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

         (x) such counsel (A) is of the opinion that each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements, financial schedules and other financial data included therein as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (B) is of the opinion that the Registration Statement and Prospectus (except for financial statements, financial schedules and other financial data included or incorporated by reference therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (C) has no reason to believe that (except for the operating statistics, financial statements, financial schedules and other financial and statistical information included or incorporated by reference therein, as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (D) has no reason to believe that (except for the operating statistics, financial statements, financial schedules and other financial and statistical information included or incorporated by reference therein, as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    (e) The Underwriters shall have received on the Closing Date an opinion of Randolph C. Sailer II, General Counsel for the Company, dated the Closing Date, to the effect that:

         (i) the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

         (ii) each Subsidiary has been duly incorporated, is validly existing as an insurance corporation in good standing under the laws of the State of Illinois, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified or otherwise authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification or authorization, except to the extent that the failure to be so qualified or authorized or be in good standing would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and all of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and, to such counsel's knowledge, are owned of record by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim;

         (iii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (A) any provision of applicable law, rule or regulation, or (B) the certificate of incorporation or by-laws of the Company or any Subsidiary or (C) any agreement or other instrument binding upon the Company or any Subsidiary known to such counsel that is material to the Company and its subsidiaries, taken as a whole, except for such contraventions which, individually or in the aggregate, do not have a material adverse effect on the Company and its subsidiaries taken as a whole or (D) any judgment, order or decree known to such counsel of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary; and all consents, approvals, authorizations, registrations or filings or qualifications of or with, any court or governmental body or agency required for the execution and delivery by the Company of, the performance by the Company of its obligations under, and the consummation of the transactions contemplated by, this Agreement have been obtained and are in full force and effect, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

         (iv) such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described;

         (v) the Company and each of the Subsidiaries has all necessary Authorizations of and from, and has made all Filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain such Authorizations or to make any such Filing does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole;

         (vi) no record owner, or to such counsel's knowledge, beneficial owner, of any security of the Company has any right, not effectively satisfied or waived, to require inclusion of shares of Common Stock or any other security of the Company in the Registration Statement or to require the Company to file a registration statement under the Securities Act as a result of the filing of the Registration Statement; and

         (vii) such counsel (A) has no reason to believe that (except for the operating statistics, financial statements, financial schedules and other financial and statistical information included or incorporated by reference therein, as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) has no reason to believe that (except for the operating statistics, financial statements, financial schedules and other financial and statistical information included or incorporated by reference therein, as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    (f) The Underwriters shall have received on the Closing Date an opinion of Lord, Bissell & Brook, special insurance counsel to the Company, dated the Closing Date to the effect that:

         (i) the Company and each of the Subsidiaries have all necessary Authorizations of and from, and have made all Filings with, insurance regulatory agencies and authorities to own, lease, license and use its properties and assets and to conduct their business in the manner described in the Prospectus, except to the extent that the failure to obtain such Authorizations or to make any such Filing do not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole;

         (ii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of insurance law, rule or regulation applicable to the Company or the Subsidiaries, except for such contraventions which, individually or in the aggregate, do not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and all consents, approvals, authorizations, registrations, filings or qualifications of or with any insurance regulatory agency or body required for the execution and delivery by the Company of, the performance by the Company of its obligations under, and the consummation of the transactions contemplated by, this Agreement have been obtained and are in full force and effect; and

         (iii) the statements in the Prospectus under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations--Statutory Capital and Dividend Capacity of Amerin Guaranty--Dividend Limitations" and "Business--Regulation" insofar as such statements constitute summaries of the legal matters referred to therein are accurate in all material respects and fairly summarize in all material respects the matters referred to therein.

    (g) The Underwriters shall have received on the Closing Date an opinion of counsel for each of the Selling Shareholders, which counsel or counsels shall be reasonably acceptable to counsel for the U.S. Underwriters, dated the Closing Date, to the effect that:

         (i) this Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder;

         (ii) the execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and the Power of Attorney and Custody Agreement of such Selling Shareholder will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or, to the best of such counsel's knowledge, any agreement or other instrument binding upon such Selling Shareholder or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Power of Attorney and Custody Agreement of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

         (iii) such Selling Shareholder has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney and Custody Agreement of such Selling Shareholder and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder;

         (iv) the Power of Attorney and Custody Agreement of such Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder; and

         (v) such Selling Shareholder has record ownership and, to such counsel's knowledge, beneficial ownership of the Shares to be sold by such Selling Shareholder to the Underwriters pursuant to this Agreement, and, assuming that the Underwriters are "bona fide purchasers" (as defined under Section 8-302 of the New York Uniform Commercial Code), upon delivery of the certificates for any Shares to be sold against payment therefor, the Underwriters will acquire valid marketable title to such Shares, free and clear of any security interest or "adverse claims" within the meaning of Section 8-302 of the New York Uniform Commercial Code.

         (h) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraph (v) and clauses (B), (C) and (D) of subparagraph (x) of paragraph (d) above and to the further effect that the statements in the Prospectus under the caption "Underwriters" insofar as such statements constitute a summary of the documents referred to therein fairly present the information called for with respect to such documents and fairly summarize the matters referred to therein.

    With respect to subparagraph (x) of paragraph (d) above, Jones, Day, Reavis & Pogue and Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (in the case of Davis Polk & Wardwell, other than documents incorporated by reference therein) and review and discussion of the contents thereof (including the documents incorporated by reference therein), but are without independent check or verification, except as specified. In rendering the opinions set forth in subparagraph (vi) of paragraph (d) above, Jones, Day, Reavis & Pogue may state, and in rendering the opinions set forth in subparagraphs (iii) and (v) of paragraph (e) above, Randolph C. Sailer II may state, that no opinion is expressed with respect to insurance laws, rules and regulations to the extent that the opinion required by such subparagraphs are covered by the opinion delivered pursuant to paragraph (f) above. In rendering the opinions set forth in paragraph (f) above, Lord, Bissell & Brook may state that it has not independently verified and is not passing upon, and does not assume any responsibility for the accuracy, completeness, or fairness of the information contained in the Registration Statement and the Prospectus except as set forth in subparagraph (iii) of paragraph (f) above.

    The opinions of Jones, Day, Reavis & Pogue, Randolph C. Sailer II, Lord, Bissell & Brook and each of the counsel to the Selling Shareholders described in paragraphs (d), (e), (f) and (g) above shall be rendered to the Underwriters at the request of the Company or the Selling Shareholder or Selling Shareholders on whose behalf the respective opinion is being given, as the case may be, and shall so state therein.

         (i) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration

    Statement and the Prospectus; PROVIDED that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

         (j) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between the Underwriters, the Selling Shareholders and each of the executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

         (k) The Shares have been approved for quotation on the Nasdaq National Market.

    The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to satisfaction on and as of the Option Closing Date of the conditions set forth in paragraphs (a)-(k) above, except that the opinions called for in paragraphs (d), (e), (f) and (g), and the letter called for in paragraph (i) and the certificate called for by paragraph (c) shall be revised to reflect the sale of the Additional Shares and dated the Option Closing Date.

    7. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

         (a) To furnish to the U.S. Representatives and International Representatives, without charge, four signed copies of the Registration Statement (including exhibits and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits but including documents incorporated by reference) and to furnish to you in New York City, without charge, prior to 10:00 A.M. local time on the business day next succeeding the date of this Agreement and during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

         (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

         (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

         (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that the Company shall not be required to consent to general service of process in any jurisdiction in which the Company may not already be so subject.

         (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending March 31, 1998 that satisfies the provisions of
    Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

         (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, excluding any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in
    Section 7.(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the Offering by the National Association of Securities Dealers, Inc., (v) all costs and expenses incident to listing the Shares on The Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Offering, which for this purpose shall include expenses associated with the production of road show slides and graphics, travel, lodging and meal expense of the representatives and officers of the Company (but not of the Underwriters), expenses for room rental and food and beverages for investor presentations, and, if the Company shall agree in advance, for a portion of the cost associated with the chartering of aircraft in connection with the road show based on the number of officers and representatives of the Company utilizing such aircraft compared to the total number of passengers using such aircraft, (ix) the filing of trade reports in the provinces of Canada, if any, including filing fees and disbursements of Canadian counsel to the underwriters in connection therewith, (x) reasonable fees and expenses of one counsel (who shall be reasonably acceptable to the Company) for the Selling Shareholders selected by Selling Shareholders holding the majority of the Shares (including shares of Nonvoting Common Stock to be converted into Shares), and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution," and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of the Shares, any taxes on the transfer and sale of the Shares, or any out-of-pocket expenses of the Selling Shareholders (or the agents who manage their accounts).

    8. COVENANTS OF SELLING SHAREHOLDERS. Each Selling Shareholder agrees, severally and not jointly, to pay or cause to be paid (i) all taxes, if any, on the transfer and sale of the Shares being sold by such Selling Shareholder hereunder and in connection with the conversion of shares of Nonvoting Common Stock into Shares by such Selling Shareholder, (ii) all out-of-pocket expenses, if any, of such Selling Shareholder or any agent of such Selling Shareholder and
(iii) except as provided in Section 7.(f) and the Stockholders Agreement, all fees of counsel to such Selling Shareholder.

    9. INDEMNITY AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

    (b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent and only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus or the Prospectus in reliance upon, and in conformity with, information relating to such Selling Shareholder furnished to the Company in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus; PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses,
claims, damages or liabilities.   Notwithstanding any other provision of this
Section 9, the liability of each Selling Shareholder to the Underwriters shall not exceed the net amount received by each such Selling Shareholder (after deducting any underwriting discount) from the sale of the Shares pursuant to this Agreement.

    (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

    (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to any of paragraphs (a) through (c) of this Section 9, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense thereof and shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding, it being understood that any delay or failure by the indemnified party to provide such written notification shall only relieve the indemnifying party from its indemnification obligations hereunder to the extent it is prejudiced by such delay or failure. In any such proceeding, any indemnified party shall have the right to retain its own counsel and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party shall have failed to assume the defense or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party).
It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company (other than The Morgan Stanley Leveraged Equity Fund II, L.P. ("MSLEF II"), Morgan Stanley Leveraged Equity Fund II, Inc. and Morgan Stanley Group Inc.) within the meaning of either such Section, (c) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders (other than MSLEF II) and all persons, if any, who control any Selling Shareholder (other than MSLEF II) within the meaning of either such Section and (d) the fees and expenses of more than one separate firm (in addition to any local counsel) for MSLEF II and all persons, if any, who control MSLEF II within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders (other than MSLEF II) and such controlling persons of Selling Shareholders (other than MSLEF II), such firm shall be designated in writing by the Selling Shareholders (other than MSLEF II) selling the majority of the amount of shares sold by the Selling Shareholders (other than MSLEF II) under this Agreement. In the case of any such separate firm for MSLEF II and any controlling person of MSLEF II, such firm shall be designated in writing by Morgan Stanley Leveraged Equity Fund II, Inc.

    The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request (or, if within 30 days of the receipt by the indemnifying party of the aforesaid request, the indemnifying party shall have made a good faith written challenge to the reasonableness of the amount or nature of the reimbursement requested (which challenge shall specifically set forth the amount or nature of the requested reimbursement which the indemnifying party in good faith believes to be unreasonable, including as a result of the reimbursement being in good faith believed to be insufficiently documented), then such indemnifying party shall not have reimbursed the indemnified party the amount which is not being so challenged) prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

    (e)  To the extent the indemnification provided for in any of paragraphs
(a) through (c) of this Section 9 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by each Selling Shareholder and the Company, on the one hand, and the Underwriters on the other hand, in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares received by the Selling Shareholders (after deducting any underwriting discounts but before deducting expenses) and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares; PROVIDED that for the purpose of this sentence, the Company's benefit shall be deemed to be the net amount received (after deducting any underwriting discounts but before deducting expenses) by the Selling Shareholders. The relative fault of the Company, each Selling Shareholder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, each Selling Shareholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

    (f) The Company, the Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) of this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Shareholder shall be required to contribute any amount in excess of the amount by which the net amount received by such Selling Shareholder (after deducting any underwriting discount) from the sale of the Shares pursuant to this Agreement exceeds the amount of any damages that such Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

    (g) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, by or on behalf of any Selling Shareholder or any person controlling any Selling Shareholder or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares..

    (h) The provisions of Sections 5.6 through 5.9 of the Stockholders Agreement shall govern, as among the Company and the Selling Shareholders, rights to indemnification and contribution.

    10. TERMINATION. This Agreement shall be subject to termination, in your absolute discretion, by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

    11. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

    If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II or Schedule III bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Selling Shareholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

    If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Selling Shareholder shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

    12. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

    13. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

    14. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.


                                            Very truly yours,
                                            AMERIN CORPORATION

                                            By _____________________________
                                               Name:
                                               Title:

                                            The Selling Shareholders
                                            named in Schedule I attached
                                            hereto, acting severally

                                            By _____________________________
                                               Name:
                                               Attorney-in-Fact

                                            By _____________________________
                                               Name:
                                               Attorney-in-Fact

Accepted as of the date hereof:
MORGAN STANLEY & CO. INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
J.P. MORGAN SECURITIES INC.

Acting severally on behalf
  of themselves and the
  several U.S. Underwriters named
  in Schedule II attached hereto.

    By Morgan Stanley & Co.
              Incorporated

    By ________________________________
       Name:
       Title:

MORGAN STANLEY & CO. INTERNATIONAL
  LIMITED
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
J.P. MORGAN SECURITIES LTD.

Acting severally on behalf
  of themselves and the several
  International Underwriters named
  in Schedule III attached hereto.

    By Morgan Stanley & Co.
         International Limited

    By____________________________
       Name:
       Title:

                                      SCHEDULE I

                                                                     Number of
                                            Number of Firm          Additional
                                                Shares             Shares To Be
             Selling Shareholder              To Be Sold               Sold
             -------------------            ---------------        ------------

Morgan Stanley Leveraged Equity Fund II,
Inc., as  General Partner of The Morgan
Stanley Leveraged Equity Fund II, L.P.       1,639,278                245,892

J.P. Morgan Capital Corporation                526,425                 78,964

Mellon Bank, N.A., as Trustee for First
Plaza Group  Trust                             565,649                 84,847

Aetna Life Insurance Company                   537,387                 80,608

Leeway & Co.                                   287,425                 43,114

Gerald L. Friedman                             147,515                 78,452

Friedman Family Foundation                      45,000                      0

Gerald L. Friedman Charitable
Remainder Unitrust of 1997                     160,000                      0

Sheree A. Friedman Charitable
Remainder Unitrust of 1997                     160,000                      0

Sarah Beth Friedman 1989 Trust                   3,500                      0

Rachael L. Friedman                              3,500                      0

Daniel B. Rand                                   3,500                      0

Stuart M. Brafman                              125,821                 25,623

The Stuart Brafman Charitable
Remainder Annuity Trust                         45,000                      0
                                             ---------               --------
Total                                        4,250,000                637,500
                                             ---------               --------
                                             ---------               --------

                                     SCHEDULE II

                                                                Number of
                                                               Firm Shares
                                                                  To Be
U.S. Underwriter                                                Purchased
----------------                                               -----------

Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
Donaldson, Lufkin & Jenrette Securities Corporation
J.P. Morgan Securities Inc.
                                                               -----------
                                                      Total      3,400,000
                                                               -----------
                                                               -----------

                                     SCHEDULE III


                                                                Number of
                                                              Firm Shares
                                                                 To Be
International Underwriter                                      Purchased
-------------------------                                     ------------
Morgan Stanley & Co. International Limited
Credit Suisse First Boston (Europe) Limited
Donaldson, Lufkin & Jenrette Securities Corporation
J.P. Morgan Securities Ltd.


                                                               -----------
                                                      Total        350,000
                                                               -----------
                                                               -----------

                                                                    Exhibit A

                         [Form of Lock-Up Contract]




Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
Donaldson, Lufkin & Jenrette
  Securities Corporation
J.P. Morgan Securities Inc.
  as representatives of the several
  U.S. Underwriters named in the
  Underwriting Agreement referred
  to below
c/o Morgan Stanley & Co. Incorporated
  1585 Broadway
  New York, New York  10036

Morgan Stanley & Co. International Limited
Credit Suisse First Boston (Europe) Limited
Donaldson, Lufkin & Jenrette
  Securities Corporation
J.P. Morgan Securities Ltd.
  as representatives of the several
  International Underwriters named in
  the Underwriting Agreement referred
  to below
c/o Morgan Stanley & Co. International Limited
  25 Cabot Street
  Canary Wharf
  London E14 4OA
  England


Dear Sirs:

         The undersigned understands that Amerin Corporation, a Delaware corporation (the "Company"), proposes to enter into an Underwriting Agreement with certain stockholders of the Company [including the undersigned] 1, providing for the public offering (the "Public Offering") by the several Underwriters named therein, including yourselves, of 4,250,000 shares (the "Shares") of the Common Stock (par value $.01 per share) of the Company (the "Common Stock"). Unless otherwise defined herein, capitalized terms used herein have the meaning set forth in the Underwriting Agreement.

          In consideration of the Underwriters' agreement to purchase and make the Public Offering of the Shares, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of each of the U.S. Representatives, in the case of The Morgan Stanley Leveraged Equity Fund II, L.P., or of Morgan Stanley & Co. Incorporated in all other cases on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus (as defined in the Underwriting Agreement), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are now owned by the undersigned or are hereafter acquired), or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause
(1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of the U.S. Representatives, in the case of The Morgan Stanley Leveraged Equity Fund II, L.P., or of Morgan Stanley & Co. Incorporated in all other cases on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

                                              Very truly yours,

                                              [NAME]



                                              By:_______________________________
                                                 Name:
                                                 Title:


_______________________

   1 Delete if undersigned is not a Selling Shareholder.

Accepted as of the date
first set forth above:

MORGAN STANLEY & CO. INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
J.P. MORGAN SECURITIES INC.

As Representatives of the several
  U.S. Underwriters


By: Morgan Stanley & Co. Incorporated


By:__________________________________
   Name:
   Title:


MORGAN STANLEY & CO. INTERNATIONAL
  LIMITED
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
J.P. MORGAN SECURITIES LTD.

As Representatives of the several
  International Underwriters

By:  Morgan Stanley & Co. International
       Limited


By:___________________________________
   Name:
   Title: